UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of Xenetic Biosciences, Inc.'s (the "Company") previously announced one-for-twelve reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”), the number of outstanding shares of the Company's common stock held by non-affiliates is currently approximately 475,000.

On June 28, 2019, the Company received a notice from the Nasdaq Capital Market ("NASDAQ") advising that the Company no longer meets the requirements for continued listing under NASDAQ Listing Rule 5550(a)(4) due to the Company's failure to meet the minimum 500,000 publicly held shares requirement for continued listing. The Company has until August 12, 2019 to provide NASDAQ with a specific plan to achieve and sustain compliance with the listing requirement. Upon completion of (i) the Company's underwritten public offering of common stock pursuant to the Company’s Registration on Form S-1 (File No: 333-231508) and (ii) the Company's previously announced acquisition of Hesperix SA, both expected to close in July 2019, the Company expects to have in excess of the 500,000 publicly held shares minimum and as such will regain compliance with the NASDAQ requirement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: July 1, 2019	Name: James Parslow
Title: Chief Financial Officer

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